Exhibit 14.4

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Desert Sun Mining Corporation on the Form 20-F of our report dated November 19, 2002 on our audit of the financial statements for the years ended August 31, 2001 and 2002 which report is included in the Form 20-F.

/s/ Devisser Gray

CHARTERED ACCOUNTANTS

Vancouver, BC

September 26, 2003